UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

(812) 945-7211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 30, 2014, Florida Gaming Corporation (the “Company”) and its wholly-owned subsidiary, Florida Gaming Centers, Inc. (“Centers,” and collectively with the Company, the “Debtors”) completed the disposition of substantially all of their assets pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) by and among the Debtors and Fronton Holdings, LLC (“Fronton”). Fronton is an affiliate of ABC Funding, LLC (“ABC”), the administrative agent under a Credit Agreement dated April 25, 2011, by and among ABC, Centers, the Company, and the Lenders who are party thereto.

On April 7, 2014, the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) entered an order (the “Sale Order”) approving the Purchase Agreement. The Company previously reported the Purchase Agreement and the Sale Order in a Current Report on Form 8-K dated April 7, 2014.

The Purchase Agreement included aggregate consideration of: (i) $140,000,000 in cash; (ii) the assumption by Fronton of approximately $13.77 million in debt obligations owed by Centers to Miami-Dade County, Florida; and, (iii) the assumption by Fronton of approximately $2.1 million in Centers’ accounts payable.

The ultimate proceeds received by the Debtors from the Purchase Agreement were determined in accordance with the terms of a Settlement Agreement (the “Settlement Agreement”) by and among (i) the Company, Centers, Tara Club Estates, Inc., and Freedom Holding, Inc.; (ii) the Official Committee of Unsecured Creditors of the Company and Centers in their respective bankruptcy cases, case no. 13-29598 for the Company and case no. 13-29597 for Centers (collectively, the “Bankruptcy Cases”); (iii) ABC, as administrative agent; and (iv) William B. Collett and William B. Collett, Jr. The Company previously reported the Settlement Agreement in a Current Report on Form 8-K dated March 20, 2014.

Pursuant to the priority of the payments required under the Settlement Agreement, upon the consummation of the transactions contemplated by the Purchase Agreement, the Debtors received cash proceeds totaling $11,282,833.33.

After payment of administrative expenses incurred in connection with the Bankruptcy Cases, the Company expects the remaining proceeds from the Purchase Agreement will be sufficient to repay all of Centers’ general unsecured creditors in full. The Company expects all remaining proceeds will be used to provide for a partial payment to the Company’s unrelated, unsecured and unsubordinated creditors. The Company does not expect that any proceeds from the Purchase Agreement will be used to repay claims by the Company’s insider or subordinated creditors. The Company does not expect that any proceeds from the Purchase Agreement will be available for distribution to the Company’s preferred or common stockholders.

The Company is preparing and intends to file a liquidating plan in Chapter 11 providing for the distribution of its remaining assets in accordance with the laws of bankruptcy as approved and ordered by the Bankruptcy Court.

Item 9.01. Financial Statements and Exhibits.

(b)(1) The Company does not expect to file pro forma financial information that would be required pursuant to Article 11 of Regulation S-X (17 CFR 210) or Rule 8-05 of Regulation S-X (17 CFR 210.8-05) in connection with the transactions described in this Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto (collectively, this “Current Report”) may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not statements of historical fact, including statements regarding the Company’s strategy, future financial positions, future performance, prospects and plans and objectives of management, should be considered forward-looking statements. The Company often uses words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including the outcome or timing of the Chapter 11 process, the effect of the Chapter 11 cases on our relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process or conditions to the proposed asset sale, and the timing or amount of any distributions to our stakeholders. Additionally, new risks and uncertainties emerge from time to time, and it is not possible for us to predict or assess the impact of every factor that may cause our actual results or events to differ from those contained in any forward-looking statements. Accordingly, investors should not place undue reliance on any forward-looking statements contained in this Current Report. Any forward-looking statements speak only as of the date of this Current Report. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Statement Regarding Bankruptcy Proceedings

The Company’s securityholders and potential investors are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 cases will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

As a result of the Chapter 11 cases, the Debtors are periodically required to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports and other financial information. Such materials have been and will be prepared according to requirements of federal bankruptcy law. While they would accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Company’s consolidated financial statements filed under the federal securities laws. Accordingly, the Company believes that the substance and format of such materials do not allow meaningful comparison with its publicly-disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing for comparison with other financial information filed with the Securities and Exchange Commission.

Most of the Debtors’ filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or may be obtained through private document retrieval services. The Company undertakes no obligation to make any further public announcement or issue any update with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.

Date: May 1, 2014	By:	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
President and Chief Executive Officer